UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2023
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2023, the board of directors (the “Board”) of Health Catalyst, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Matthew Kolb to the Board, effective July 1, 2023. Mr. Kolb was appointed to fill a newly created open Board seat due to the expansion of the Board from seven (7) to eight (8). Mr. Kolb will serve as a Class I director until the 2026 annual meeting of stockholders and until his respective successors are duly elected and qualified, or until his earlier resignation, death, or removal.

Mr. Kolb will not receive any compensation in connection with serving on the Board except for reimbursement of out-of-pocket expenses related to such service, pursuant to the Company's non-employee director compensation policy. Mr. Kolb will also enter into the Company's standard form indemnification agreement.

No arrangement or understanding exists between Mr. Kolb and any other person pursuant to which he was selected as a director of the Company. Mr. Kolb has no family relationship with any director or executive officer of the Company.

Mr. Kolb is the Executive Vice President and Chief Operating Officer of Carle Health, a client of the Company. Carle Health began its client relationship with the Company in 2020. Carle Health currently has a five-year contract with the Company for its Solution that commenced in December 2022 and made payments to the Company of approximately $5.5 million in the year ended December 31, 2022. Carle Health’s access to the Company’s Solution includes an all-access technology subscription and Tech-Enabled Managed Services in the areas of analytics, data management, reporting and project management. Payments pursuant to this contract are made on a monthly and annual basis, based upon the specific billing terms applicable to various components of the purchased Solution. The Company expects such payments to the Company in the year ending December 31, 2023 will slightly exceed 5% of its projected revenue for the same period.

Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s the director appointment, client contract, and anticipated revenue. Any forward-looking statements contained in this Current Report on Form 8-K are based upon the Company’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent the Company’s expectations as of the date of this Current Report on Form 8-K, and involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company, including changes under the client contract, the Company’s financial performance, including expectations regarding its results of operations, unexpected or otherwise unplanned events, and the risks and uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10‑K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. The Company does not intend to update any forward-looking statement contained in this Current Report on Form 8-K to reflect events or circumstances arising after the date hereof.

Item 8.01. Other Events.

On February 28, 2023, the Company issued a press release regarding the appointment of Mr. Kolb as a member of the Board. A copy of the press release announcing the appointment of Mr. Kolb is furnished hereto as exhibit 99.1.

The foregoing information (including exhibit 99.1 set forth in Item 9.01 hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1*	Press release issued by Health Catalyst, Inc. on February 28, 2023

10.1#**	Form of Indemnification Agreement, between the Registrant and each of its executive officers and directors

10.2#***	Non-Employee Director Compensation Policy

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.
** Incorporated by reference to Exhibit 10.18 to the Form S-1 filed June 27, 2019.
*** Incorporated by reference to Exhibit 10.1 to the Form 10-K filed February 28, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: February 28, 2023	By:	/s/ Bryan Hunt
Bryan Hunt

Chief Financial Officer